                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  April 22, 1999
                   -----------------------------------------

                          FIRST PLACE FINANCIAL CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                               0-25049                      34-1880130
-----------------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer Identification #)
     of incorporation)

185 E. Market Street, Warren, OH                                  44482
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including are code   (330) 373-1221
--------------------------------------------------------------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


Item 5  Other Events

     Third Quarter Financial Information Press Release............

Item 7 Financial Statements & Exhibits

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FIRST PLACE FINANCIAL CORP.

Date:  April 22, 1999                   By:  /s/  Steven R. Lewis
       ---------------------                 ----------------------
                                             Steven R. Lewis,
                                             President and CEO



For Immediate Release                          For Further Information:
Thursday, April 22, 1999                       Steve Lewis, President and CEO
                                               Troy Adair, Investor Relations
                                               Phone (330)373-1221
                                               Fax   (330)392-8227


          First Place Financial Corp. Announces Third Quarter Earnings

Warren, Ohio, April 22, 1999 First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Federal Savings and Loan Association of Warren (the "Association"), announced net income for the three months ended March 31, 1999 of $2.6 million, or $.25 per share. Earnings for the comparable period in the prior year were $1.3 million. Earnings per share data are not reported for the prior period as the company did not complete its stock offering until December 31, 1998.

Net income for the nine-month period ended March 31, 1999 was ($0.5) million compared to $3.8 million in the year ago period. The decline in net income is primarily due to an $8.0 million contribution to the First Federal of Warren Community Foundation. In addition, a charge of $495,000 was taken in fiscal year 1999 to restructure fixed rate Federal Home Loan Bank borrowings. Again, earnings per share figures are not presented for either nine-month period since the stock offering was not completed until December 31, 1998.

Assets totaled $739.5 million at March 31, 1999, an increase of $130.1 million, or 21%, from $609.4 million at June 30, 1998. This increase in assets was primarily due to the proceeds received in connection with the conversion of the Association from a federally chartered mutual association to a federally chartered stock association on December 31, 1998. These proceeds were used to fund an $81.6 million increase, or 23%, in loans receivable from $353.0 million at June 30, 1998 to $434.6 million at March 31, 1999.

Deposits declined from $435.5 million at June 30, 1998 to $415.1 million at March 31, 1999. This decline was primarily due to deposits being used to purchase stock in the conversion. Borrowings, consisting of repurchase agreements and Federal Home Loan Bank advances, increased $48.4 million to $153.6 million at March 31, 1999 from $105.2 million at June 30, 1998. Total shareholders' equity totaled $159.2 million at March 31, 1999 compared to $59.4 million at June 30, 1998. This increase was due to the proceeds received in the mutual to stock conversion.

On March 1, 1999, the Association commenced operation of a mortgage banking and loan production office in Akron with satellite offices in Newark, Mt. Vernon and Medina (suburbs of Columbus and Cleveland). These offices originate fixed rate loans, both 15 and 30 years, which are in turn sold to various secondary market investors including the Federal Home Loan Mortgage Corporation (FHLMC). A portion of the originations, 10-15%, will be held in portfolio but will qualify for sale to the secondary market in the event that the Association wishes to obtain additional liquidity. The opening of these facilities provides a low cost alternative to generate additional fee income while also providing geographic diversification to existing markets.

The Association is a wholly owned subsidiary of First Place Financial Corp. In addition to the newly formed loan offices noted above, the Association operates eleven full-service banking facilities and two loan production offices serving Trumbull and Mahoning Counties in Northeastern Ohio. Additional information may be found on the Company's web site: www.firstfederalofwarren.com.
                                     ----------------------------

FIRST PLACE FINANCIAL CORP.
Financial Statements & Exhibits
(Unaudited)

                                                   March 31,      June 30,         %
Selected Consolidated Financial Condition Data:       1999          1998         Change
------------------------------------------------------------------------------------------
($ in thousands)
Total assets                                        $739,457      $609,398         21%
Loans receivable, net                                434,571       353,012         23%
Loans available for sale                                 644             0         N/M
Securities available for sale                        267,596       211,185         27%
Securities held to maturity (1)                            0        28,295         N/M
Deposits                                             415,088       435,462         -5%
Federal Home Loan Bank Advances                      109,192        44,820        144%
Repurchase Agreements                                 44,430        60,430        -26%
Total shareholders' equity                           159,184        59,357        168%

                                                             Three Months Ended                        Nine Months Ended
                                                            March 31,              %                March 31,              %
Selected Consolidated Operations Data:                1999          1998         Change        1999          1998        Change
------------------------------------------------------------------------------------------ ---------------------------------------
($ in thousands except per share amounts)
Total interest income                                $12,455       $10,792          15%       $35,522      $31,484          13%
Total interest expense                                 5,990         6,515          -8%        19,611       18,967           3%
                                                ------------- -------------                -----------  -----------
     Net interest income                               6,465         4,277          51%        15,911       12,517          27%
Provision for loan losses                                166           151          10%           824          476          73%
                                                ------------- -------------                -----------  -----------
     Net interest income after provision               6,299         4,126          53%        15,087       12,041          25%

Non interest income                                      468           388          21%         1,418        1,199          18%
Gain (loss) on sale of securities                         (8)         (150)        -95%           (48)         (44)          9%
Contribution to Community Foundation                       0             0          N/M         8,026            0          N/M
Non interest expense                                   3,076         2,356          31%         9,401        7,543          25%
                                                ------------- -------------                -----------  -----------

     Income before federal income tax                  3,683         2,008          83%          (970)       5,653        -117%

Federal income tax expense                             1,105           691          60%          (476)       1,850        -126%
                                                ------------- -------------                -----------  -----------

     Net income                                       $2,578        $1,317          96%         ($494)      $3,803        -113%
                                                ============= =============                ===========  ===========

Basic earnings per share                               $0.25           N/A                        N/M          N/A
                                                ============= =============                ===========  ===========

(1) Effective October 1, 1998, the company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Management reclassified all held to maturity securities to available for sale as allowed by SFAS No. 133.

                                                                       At or for the Three           At or for the Nine
                                                                          Months Ended                  Months Ended
                                                                            March 31,                     March 31,
Selected Financial Ratios and Other Data: (1)                          1999         1998              1999         1998
----------------------------------------------------               ---------------------------   ----------------------------

Performance Ratios:
    Return on average assets (2)                                        1.43%        0.88%            -0.10%        0.88%
    Return on average equity (3)                                        6.48%        8.90%            -0.70%        8.83%
    Interest rate spread (4)                                            2.61%        2.41%             2.57%        2.50%
    Net interest margin (5)                                             3.63%        2.88%             3.24%        2.97%
    Efficiency ratio (6)                                               44.42%       52.18%           100.84%       55.17%
    Net interest income to operating expenses                         210.18%      181.54%            91.30%      165.94%
Capital Ratios:
    Equity to total assets at end of period                            21.53%        9.83%            21.53%        9.83%
    Book value per share                                               $15.37          N/A            $15.37          N/A
    Average interest-earning assets to
       average interest-bearing liabilities                           129.96%      110.60%           116.88%      110.59%
Asset Quality Data and Ratios:
    Nonperforming assets as a percent of total assets (7)               0.19%        0.35%             0.19%        0.35%
    Allowance for loan losses to non performing assets                253.78%       89.41%           253.78%       89.41%
    Allowance for loan losses to gross loans outstanding                0.81%        0.56%             0.81%        0.56%

    (1)  Ratios are annualized where appropriate.
    (2)  Ratio of net income to average total assets.
    (3)  Ratio of net income to average equity.
    (4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
    (5)  Ratio of net interest income to average interest-earning assets.
    (6) Ratio of non interest expense to the sum of net interest income plus non interest income.
    (7) Non performing assets consist of nonperforming loans and repossessed automobiles.